Exhibit 99.1

Central European Distribution Corporation Announces Second Quarter 2007 Results

Bala Cynwyd, Pennsylvania July 31, 2007: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for fiscal second quarter 2007. Net sales for the second quarter 2007 increased by 21% to $269 million from $222 million reported for the same period in 2006. Comparable net income increased by 42% to $13.7 million from $9.6 million for the same period in 2006.

On a comparable basis, CEDC announced net income of $13.7 million, or $0.34 per fully diluted share for the second quarter 2007, as compared to $9.6 million or $0.27 per fully diluted share for the same period in 2006. On a U.S. GAAP basis (as hereinafter defined), CEDC announced net income of $20.0 million or $0.49 per fully diluted share for the second quarter of 2007, as compared to net income of $109,000, or $0.00 per fully diluted share, for the same period in 2006. The major differences between the U.S. GAAP net income and comparable non-GAAP net income reflects unrealized foreign exchange movements relating to our Senior Secured Notes and other non recurring charges. For a reconciliation of comparable non-GAAP net income to the net income reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures” below. The weighted average number of shares used for calculating diluted earnings per share for second quarter 2007 was 40.6 million compared to 36.0 million for the second quarter 2006.

Some of the Company’s key financial highlights for the second quarter 2007 compared to the same quarter last year include the following:

•	Net sales up 21%

•	Organic sales growth of 17%

•	Gross profit margins up from 20.6% to 20.7%

•	Operating income up 14%

•	Comparable net income up 42%

•	Exclusive import portfolio growth of 42%

•	Export sales increased by 51%

Mr. William Carey, CEO and President, said, “The continued strong growth of the Polish economy of 6.4% in the second quarter of 2007 has continued to drive strong demand for our branded beverages. Our record organic growth of 17% and the double digit volume growth of our core vodka brands has led to the strong top to bottom line performance in the second quarter. Our import portfolio continues to outperform the market with second quarter growth of over 42%.”

Mr. Carey continued, “With our recent signing of new distribution agreements in Poland, we look forward to continue to execute on our core business model for the second half of the year. With our rectification facility expected to come on line in the fall of this year, coupled with the continued decline in spirit pricing in Poland, we look forward to continued margin improvement in our overall business.”

Mr. Carey concluded, “Overall, we are extremely satisfied with our continued development of our core business, which was recently confirmed in our raising of earnings guidance for 2007 and 2008.”

CEDC has reported net income and diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. This measure is not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland by value and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to European and Asian markets.

CEDC also is the leading distributor by volume and a leading importer by value of alcoholic beverages in Poland. CEDC operates 16 distribution centers and 76 satellite branches throughout Poland. CEDC imports many of the world’s leading brands to Poland, including brands such as Rémy Martin, Metaxa, Jim Beam, Sauza Tequila, Grant’s, E&J Gallo, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, and Guinness Stout beers and Evian.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2006, and in other periodic and current reports filed by CEDC with the Securities and Exchange Commission.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(Amount in columns expressed in thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$104,995	$159,362
Accounts receivable, net of allowance for doubtful accounts of $26,072 and $24,354 respectively	179,693	224,575
Inventories	90,393	89,522
Prepaid expenses and other current assets	17,940	24,299
Deferred income taxes	3,636	5,336

Total Current Assets	396,657	503,094

Intangible assets, net	475,596	371,624
Goodwill, net	438,508	398,005
Property, plant and equipment, net	61,248	49,801
Deferred income taxes	11,309	3,305
Other assets	533	204

Total Assets	$1,383,851	$1,326,033

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$93,589	$138,585
Bank loans and overdraft facilities	144,310	24,656
Income taxes payable	3,960	2,975
Taxes other than income taxes	75,134	94,985
Other accrued liabilities	75,231	57,620
Current portions of obligations under capital leases	1,589	2,005

Total Current Liabilities	393,813	320,826

Long-term debt, less current maturities	3	8
Long-term obligations under capital leases	1,941	1,122
Long-term obligations under Senior Secured Notes	310,670	393,434
Deferred income taxes	87,242	68,275

Total Long Term Liabilities	399,856	462,839

Minority interests	491	21,395

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 40,325,107 and 38,691,635 shares issued at June 30, 2007 and December 31, 2006, respectively)	404	387
Additional paid-in-capital	423,518	374,985
Retained earnings	142,879	128,084
Accumulated other comprehensive income	23,040	17,667
Less Treasury Stock at cost (246,037 shares at June 30, 2007 and December 31, 2006)	(150)	(150)

Total Stockholders’ Equity	589,691	520,973

Total Liabilities and Stockholders’ Equity	$1,383,851	$1,326,033

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Amount in columns expressed in thousands, except share and per share information)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
PROFIT AND LOSS
Sales	$334,150	$280,032	$623,146	$519,509
Excise taxes	(65,515)	(58,003)	(126,296)	(107,363)
Net Sales	268,635	222,029	496,850	412,146
Cost of goods sold	213,081	176,250	394,978	328,906

Gross Profit	55,554	45,779	101,872	83,240

Operating expenses	30,405	23,748	57,807	46,637

Operating Income	25,149	22,031	44,065	36,603

Non operating income / (expense), net
Interest / (expense), net	(8,305)	(7,856)	(16,954)	(15,915)
Other financial income / (expense), net	9,837	(11,413)	(5,562)	(7,590)
Other non operating income / (expense), net	(1,670)	165	(2,014)	1,476

Income before taxes	25,011	2,927	19,535	14,574

Income tax (benefit) / expense	4,714	557	3,685	2,421
Minority interests	326	2,261	1,055	4,229

Net income	$19,971	$109	$14,795	$7,924

Net income per share of common stock, basic	$0.50	$0.00	$0.37	$0.22

Net income per share of common stock, diluted	$0.49	$0.00	$0.37	$0.22

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(Amount in columns expressed in thousands)

	Six months ended June 30,
	2007	2006
CASH FLOW
Operating Activities
Net income	$14,795	$7,924
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	4,772	5,524
Deferred income taxes	(6,719)	(652)
Bad debt provision	566	511
Minority interests	1,055	4,229
Hedge valuation	—	(11,772)
Unrealized foreign exchange losses	(6,172)	18,900
Cost of debt extinguishment	11,869	—
Stock options expense	948	309
Changes in operating assets and liabilities:
Accounts receivable	50,722	55,699
Inventories	2,315	6,409
Prepayments and other current assets	1,579	(4,592)
Trade accounts payable	(48,361)	(27,027)
Income and other taxes	(16,533)	(2,942)
Other accrued liabilities and other	9,209	(12,356)

Net Cash provided by Operating Activities	20,045	40,164

Investing Activities
Investment in fixed assets	(13,967)	(3,359)
Proceeds from the disposal of fixed assets	2,647	362
Proceeds from the disposal of financial assets	—	1,865
Refundable purchase price related to Botapol acquisition	5,000	—
Acquisitions of subsidiaries, net of cash acquired	(133,992)	(1,870)

Net Cash used in Investing Activities	(140,312)	(3,002)

Financing Activities
Borrowings on bank loans and overdraft facility	132,524	19,381
Payment of bank loans and overdraft facility	(17,315)	(15,774)
Payment of long-term borrowings	(1)	(1)
Payment of Senior Secured Notes	(95,440)	—
Hedge closure	—	(4,677)
Movements in capital leases payable	291	(1,081)
Issuance of shares in public placement	42,355	—
Options exercised	547	1,310

Net Cash provided by Financing Activities	62,961	(842)

Currency effect on brought forward cash balances	2,939	2,680
Net Increase / (Decrease) in Cash	(54,367)	39,000
Cash and cash equivalents at beginning of period	159,362	60,745

Cash and cash equivalents at end of period	$104,995	$99,745

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$—	$161

Supplemental disclosures of cash flow information
Interest paid	$19,739	$19,524
Income tax paid	$8,883	$2,447

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP net income/(loss)	$19,971	$109	$14,795	$7,924

Foreign exchange impact and hedge revaluation	(7,772)	9,245	(5,047)	6,148	(A	)
Acquisition related costs	762		1,045	—	(B	)
Cost associated with early retirement of debt			9,609	—	(C	)

Impact of expensing stock options	392	261	752	457	(D	)

Other non recurring costs	307	—	307	—	(E	)

Comparable non-GAAP net income	$13,660	$9,615	$21,461	$14,529

Comparable net income per share of common stock, basic	$0.34	$0.27	$0.53	$0.41

Comparable net income per share of common stock, diluted	$0.34	$0.27	$0.53	$0.40

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and mark to market revaluation of financing related hedges.
B.	Represents other miscellaneous costs incurred in 2007, directly related to the tender for additional shares of Polmos Bialystok and other acquisitions.
C.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.
E.	Represents one-time charge for early retirement incentive.